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                                                                    EXHIBIT 99.3

PRESS RELEASE
AUGUST 14, 2002

August 14, 2002

Court Approves Williams Communications Group Disclosure Statement

Plan and Disclosure Statement to be Distributed for Creditor Vote

TULSA, Okla -Williams Communications Group, Inc. (OTCBB: WCGRQ) announced today that its Disclosure Statement has been approved by the United States Bankruptcy Court for the Southern District of New York. The Company expects to distribute the disclosure statement and ballots by Aug. 19 for voting. The Court has also set a hearing date of Sept. 25 on the confirmation of the company's consensual plan of reorganization.

"This is another significant step in our reorganization," said Howard E. Janzen, chairman and chief executive officer of Williams Communications. "While some challenges remain, we continue to work closely with all parties and continue to be on track to emerge from Chapter 11 protection this fall."

ABOUT WILLIAMS COMMUNICATIONS GROUP, INC. (OTCBB:WCGRQ)

Based in Tulsa, Okla., Williams Communications Group, Inc., is a bankrupt "debtor in possession" and the parent company of Williams Communications, LLC, a leading broadband network services provider. For more information, visit www.williamscommunications.com.

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FORWARD-LOOKING STATEMENTS

Statements made in this release regarding the company's or management's intentions, beliefs, expectations, or predictions for the future are "forward-looking statements" and are subject to a number of risks, assumptions, and uncertainties that could cause the company's actual results to differ materially from those projected. These risks, assumptions and uncertainties include: the risks associated with negotiating a comprehensive restructuring of the company's debt, including the potential risks associated with successfully emerging from its chapter 11 case under the U.S. Bankruptcy Code and operating the business in chapter 11; the possibility of further deterioration in the health of capital markets and the telecommunications industry and the company's ability to adapt to such conditions, particularly as a result of the perceived oversupply of bandwidth; the risk of competitors gaining competitive advantages by consolidating with competitors or successfully completing a restructuring or bankruptcy reorganization process; the possibility that uncertainty or adverse publicity concerning the company's efforts to restructure its balance sheet will hinder its ability to obtain new customers or undermine its commercial relationship with existing customers; the possibility that capital market constraints may further hinder "last mile" development and slow the growth in demand for bandwidth at the retail level; the possibility of adverse effects from changes in the legislative, regulatory, and business environments affecting the company, especially in light of recent and unpredictable activity; the effects of and changes in political and/or economic conditions resulting from acts of war and/or terrorism; the company's ability to raise capital in a cost-effective way, manage cash, make capital expenditures, generate operating cash flow, and meet debt obligations; the company's ability to manage operating costs and capital spending without limiting revenue growth; the financial health of the company's customers and the ability to collect revenues from customers; the company's success in integrating the assets of any newly acquired businesses;



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changes in the technological, regulatory, or business environment applicable to the company or the telecommunications industry generally; termination of the SBC alliance or SBC's inability to obtain regulatory approval to provide long-distance telecommunications services within markets in which it currently provides local services; the potential loss of other high-volume customers of the company; high levels of competition, including on pricing and product offerings of the company's network, lack of customer diversification, and general uncertainties of government regulation of the telecommunications industry; the company's ability to deploy sophisticated technologies on a local-to-global basis; the company's ability to obtain capacity for its network from other providers at economically justifiable rates; the possibility of adverse effects from rapid and significant developments or changes in the technology used by the company or its customers; the company's ability to successfully market capacity on its network; the company's ability to maintain necessary rights of way for its network; changes in external competitive market factors that might affect results of operations; the effect of changes in accounting policies; the potential need to record additional impairment charges; the company's ability to attract and retain essential employees; the costs and effects of current and future legal and administrative claims filed against the company; the company's ability to develop financial, management, and operating controls to manage costs and rapid change; and other risks referenced from time to time in the company's filings with the Securities and Exchange Commission, including its registration statements and its periodic reports on Form 10-K and Form 10-Q.


Note that all such forward-looking statements are made subject to the safe harbor protections provided by the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update such forward-looking statements to reflect actual changes or events after the date of this release.

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